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                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 21, 2000 (the "Execution Date"), by and among SOUND DESIGNS, INC., a Nevada corporation ("Sound Designs"), SD ACQUISITION, INC.., a Nevada corporation and wholly-owned subsidiary of Sound Designs ("SD Acquisition"), and PLUS SOLUTIONS, INC., a Texas corporation ("Plus").

         WHEREAS, the respective Boards of Directors of Sound Designs, SD Acquisition and Plus have approved the merger of SD Acquisition into Plus pursuant to the terms and conditions hereinafter set forth (the "Merger"); and

         WHEREAS, the parties desire to make certain representation, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing recitals, which shall be considered an integral part of this Agreement, and the covenants, conditions, representations and warranties hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

         1.1 THE TRANSACTION. At the Effective Time (as hereinafter defined), SD Acquisition shall be merged with and into Plus (SD Acquisition and Plus are referred to as the "Constituent Corporations"), the separate existence of SD Acquisition shall cease and Plus shall continue as the surviving corporation under the corporate name "Plus Solutions, Inc." (the "Surviving Corporation"), all upon the terms and subject to the conditions provided for in this Agreement and pursuant to the Nevada Business Corporation Act (the "Nevada Act") and the Texas Business Corporation Act (the "Texas Act"). For Federal income tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

         1.2 CLOSING AND EFFECTIVE TIME. Subject to the provisions of this Agreement, the parties shall hold a closing (the "Closing") on (a) the first business day on which the last of the conditions set forth in Article V to be fulfilled prior to the Closing is fulfilled or waived or (b) such other date as the parties hereto may agree (the "Closing Date"), at such time and place as the parties hereto may agree. The Merger shall become effective upon the filing of Articles of Merger with the Secretary of State of Texas and the Secretary of State of Nevada or at such later time as is provided in the Articles of Merger (the "Effective Time"). As a result of the Merger, Plus shall become a wholly owned subsidiary of Sound Designs.

         1.3 EFFECTS OF THE MERGER. The Merger shall have the effects specified in the Nevada Act and the Texas Act and, at and after the Effective Time, the Surviving Corporation shall possess all of the rights, privileges, powers and franchises, and be subject to all of the restrictions, disabilities and duties of each of the Constituent Corporations; and all singular rights, privileges,


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powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall thereafter become the property of the Surviving Corporation as they were of the Constituent Corporations; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

         1.4 CERTIFICATE OF INCORPORATION, BYLAWS, DIRECTORS AND OFFICERS. The Certificate of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time, shall be and remain the Certificate of Incorporation of the Surviving Corporation, until thereafter amended in accordance with the provisions therein and as provided by the Texas Act. Similarly, the Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with its terms. Finally, the directors and officers of the Surviving Corporation shall be the directors and officers of the Surviving Corporation at the Effective Time, until their successors are duly elected and qualified.

         1.5 CONVERSION AND CANCELLATION OF SHARES IN THE MERGER. As of the Effective Time, by virtue of the Merger and without any action on the part of Sound Designs, SD Acquisition, Plus or the holder of any shares of SD Acquisition or Plus:

                  (a) CAPITAL STOCK OF SD ACQUISITION. Each issued and outstanding share of the capital stock of SD Acquisition shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation.

                  (b) CAPITAL STOCK OF PLUS. Each issued and outstanding share of the capital stock of Plus shall be converted into the right to receive 1.6863414915 shares (the "Merger Shares") of common stock, par value $.001 per share, of Sound Designs (the "Common Stock") with the result that after the Effective Time, Plus will become a wholly owned subsidiary of Sound Designs. All such converted shares of Plus will no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF SOUND DESIGNS AND SD ACQUISITION. Sound Designs and SD Acquisition jointly and severally represent and warrant to Plus as follows:


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                  (a) ORGANIZATION, STANDING AND POWER.

                           (i) Sound Designs is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse affect on Sound Designs and SD Acquisition (together, the "Sound Designs Entities") taken as a whole.

                           (ii) The only subsidiary of Sound Designs is SD
                  Acquisition. Sound Designs does not own or hold securities or debt obligations of any entity other than SD Acquisition. All shares of capital stock or ownership interests of SD Acquisition have been duly authorized, are fully paid and nonassessable, and are lawfully owned of record and beneficially by the owner thereof free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever.

                           (iii) SD Acquisition is duly organized, validly
                  existing, in good standing and qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on the Sound Designs Entities taken as a whole.

                  (b) CAPITAL STRUCTURE. The authorized capital stock of Sound Designs consists of 100,000,000 shares of Common Stock. On the Execution Date, 15,600,000 shares of Common Stock were outstanding; no shares of Common Stock were held by Sound Designs in its treasury, and no shares of Sound Designs Preferred Stock were issued or outstanding. All outstanding shares of Common Stock are, and the Merger Shares to be issued will be validly issued, fully paid and nonassessable and not subject to preemptive rights. All of the issued and outstanding shares of Common Stock were issued in compliance with all Federal and state securities laws. There are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from any Sound Designs Entity at any time, or upon the happening of any stated event, any shares of the capital stock of any Sound Designs Entity, whether or not presently issued or outstanding.

                  (c) CERTIFICATE OF INCORPORATION, BYLAWS, AND MINUTE BOOKS. The copies of the Certificate of Incorporation, bylaws and other organizational documents of Sound Designs and each Sound Designs Entity which have been delivered to Plus are true, correct and complete copies thereof. The minute books of Sound Designs which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Sound Designs since the respective dates of incorporation


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          and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

                  (d) AUTHORITY.

                           (i) Sound Designs has all requisite power and
                  authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Director of Sound Designs. No other corporate or shareholder proceedings on the part of Sound Designs are necessary to authorize the Merger, or the other transactions contemplated hereby.

                           (ii) This Agreement has been duly executed and
                  delivered by Sound Designs and constitutes a valid and binding obligation enforceable in accordance with its terms.

                  (e) CONFLICT WITH OTHER AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the Certificate of Incorporation, bylaws or any organizational document of Sound Designs or any Sound Designs Entity or, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sound Designs or any Sound Designs Entity or their respective properties or assets which Violation would have a material adverse effect on Sound Designs and the Sound Designs Entities taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required by or with respect to Sound Designs or any Sound Designs Entity in connection with the execution and delivery of this Agreement by Sound Designs or the consummation by Sound Designs of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Sound Designs and the Sound Designs Entities, taken as a whole, except for (i) the filing of such documents with, and the obtaining of such orders from, the Securities and Exchange Commission (the "SEC"), the various state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement; and (ii) the filing of Articles of Merger with the Secretary of State of Nevada and the Secretary of State of Texas.


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                  (f) SEC DOCUMENTS. Sound Designs has furnished Plus with a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Sound Designs with the SEC (as such documents have since the time of their filing been amended, the "Sound Designs SEC Documents") and Sound Designs has filed with the SEC all documents required to be filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each of the Sound Designs SEC Documents complies in all material respects with the Securities Act, the Exchange Act and the rules of the SEC promulgated thereunder. None of the Sound Designs SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make a statement set forth therein, in light of the circumstances under which they were made, not misleading.

                  (g) FINANCIAL STATEMENTS. Sound Designs has furnished Plus with audited balance sheets balance sheets of Sound Designs and the related statements of income, cash flows and changes in shareholders' equity as of and for the period ended December 31, 1999 (the "Sound Designs 1999 Financial Statements"). The Sound Designs 1999 Financial Statements including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles in the United States. The Sound Designs 1999 Financial Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of Sound Designs and show all material liabilities absolute or contingent of Sound Designs. SD Acquisition has had no operations since inception and currently has no assets or liabilities.

                  (h) BOOKS AND RECORDS. Sound Designs has made and will make available for inspection by Plus upon reasonable request all the books of Sound Designs and the Sound Designs Entities, relating to the business of Sound Designs and the Sound Designs Entities. Such books of Sound Designs and the Sound Designs Entities have been maintained in the ordinary course of business. All documents furnished or caused to be furnished to Plus by Sound Designs are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

                  (i) COMPLIANCE WITH LAWS. Sound Designs and the Sound Designs Entities are and have been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to them, their properties or the operation of their businesses.

                  (j) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Sound Designs 1999 Financial Statements, Sound Designs and the Sound Designs Entities have conducted their respective businesses only in the Ordinary Course of Business, and, as of the date of this Agreement, there has not been (i) any Material Adverse Effect, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Sound Designs or any Sound Designs Entity; or (ii) any


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          declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Sound Design's capital stock. As used herein, the term "Material Adverse Effect" means, with respect to an entity, any loss, damage or other change in the business or assets of such entity, taken as a whole, that would or is likely to constitute, cause or result in: (i) a decrease of five percent or more of (1) the total revenues or total operating income calculated by reference to the amounts of such items set forth in the most recent annual consolidated income statement, or
          (2) the total assets, total current assets, or total properties and equipment calculated by reference to the amounts of such items set forth in the most recent consolidated balance sheet, or (ii) an increase of (1) five percent or more of the total cost of operations, total interest expense or total income tax expense calculated by reference to the amounts of such items set forth in the most recent annual consolidated income statement, or (2) total liabilities, total current liabilities or total debt calculated by reference to the amounts of such items set forth in the most recent consolidated balance sheet, each calculated in accordance with generally accepted accounting principles in the United States. As used herein, the term "Ordinary Course of Business" means, with respect to an entity, the ordinary and usual actions of such entity reasonably necessary to conduct its principal business.

                  (k) LIABILITIES AND OBLIGATIONS. None of Sound Designs or the Sound Designs Entities have any material liabilities or obligations (direct or indirect, contingent or otherwise) except (i) liabilities that are reflected and reserved against in the Sound Designs 1999 Financial Statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since December 31, 1999 in the Ordinary Course of Business consistent with past practice and in accordance with this Agreement. On the Closing Date, none of Sound Designs and the Sound Designs Entities shall have any current liabilities that became due and payable on or before the Closing Date.

                  (l) LITIGATION. There is no suit, action or proceeding pending, or, to the Knowledge of Sound Designs, threatened against or affecting Sound Designs or any Sound Designs Entity which is reasonably likely to have a material adverse effect on Sound Designs or any Sound Designs Entity, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Sound Designs or any Sound Designs Entity having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. As used herein, the term "Knowledge" means, with respect to and entity, the actual knowledge of any director, executive officer or persons exercising similar authority of such entity.

                  (m) TAXES. Each of Sound Designs and the Sound Designs Entities has filed or will file within the time prescribed by law and (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law or where the failure to file would have a material adverse effect on Sound Design; and Sound Designs and the Sound Designs Entities have paid, have or will have made adequate provision in the Sound Designs 1999 Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies shown due and payable on, and


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          with respect to all periods ending prior to the Closing Date. Sound
          Designs has knowledge of (i) other tax returns or reports which are required to be filed which have not been so filed or where the failure to file would have a material adverse effect on Sound Designs and (ii) unpaid assessment for additional taxes for any fiscal period or any basis therefor.

                  (n) ASSETS. Sound Designs and the Sound Designs Entities have good and marketable title to all their real and personal properties and assets reflected in the Sound Designs 1999 Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) as otherwise disclosed in the Sound Designs 1999 Financial Statements,
         (ii) the lien of current taxes not yet due and payable, (iii) properties, interests, and assets disposed of by Sound Designs or any Sound Designs Entity since December 31, 1999 solely in the Ordinary Course of Business consistent with past practice and (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

                  (o) CONTRACTS. There are no written or oral contracts, agreements, loan agreements, leases, mortgages or commitments ("Contracts"), excluding Contracts involving payments of less than $10,000 over the term thereof, to which Sound Designs or any Sound Designs Entity is a party or may be bound and which cannot be terminated by Sound Designs or any Sound Designs Entity without penalty within 30 days after written notice. SD Acquisition is not subject to any Contract other than the Agreement.

                  (p) BENEFIT PLANS. Sound Designs has no employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by Sound Designs or any Sound Designs Entity (collectively, the "Sound Designs Employee Benefit Plans").

                  (q) LICENSES, PERMITS; INTELLECTUAL PROPERTY.

                           (i) Sound Designs and each Sound Designs Entity own
                  or possess in the operation of their business all material franchises, licenses, permits, consents, approvals, rights, waivers and other authorizations, governmental or otherwise ("Authorization"), which are necessary for them to conduct their business as now conducted. Neither Sound Designs nor any Sound Designs Entity is in material default, or has received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

                           (ii) Sound Designs does not hold or use any patents
                  or use any trade names, trademarks, or service marks.


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                  (r) TRANSACTIONS AND AFFILIATES. Other than employment
         agreements with certain current officers of Sound Designs which will be terminated and require no ongoing obligations of any Sound Designs Entity, no director, officer or affiliate of Sound Designs or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with Sound Designs or any Sound Designs Entity or has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Sound Designs or any Sound Designs Entity.

                  (s) BROKERAGE. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Sound Designs.

         2.2 REPRESENTATIONS AND WARRANTIES OF PLUS. Plus represents and warrants to Sound Designs and SD Acquisition as follows:

                  (a) ORGANIZATION, STANDING AND POWER.

                           (i) Plus is a corporation duly organized, validly
                  existing and in good standing under the laws of the State of Texas, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on Plus taken as a whole.

                           (ii) Plus has no subsidiaries. Plus does not own or
                  hold securities or debt obligations of any entity.

                  (b) CAPITAL STRUCTURE. The authorized capital stock of Plus consists of 25,000,000 shares of common stock, no par value (the "Plus Common Stock") and 8,000,000 shares of preferred stock, no par value (the "Plus Preferred Stock"). As of the Execution Date, 13,876,193 shares of Plus Common Stock were outstanding and no shares of Plus Common Stock were held by Plus in treasury and no shares of Plus Preferred Stock were outstanding. All outstanding shares of Plus Common Stock are validly issued, fully paid and nonassessable and not subject to preemptive rights or other restrictions on transfer. All of the issued and outstanding shares of Plus Common Stock were issued in compliance with all Federal and state securities Laws. Other than as set forth on Schedule 2.2(b), there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Plus at any time, or upon the happening of any stated event, any shares of the capital stock of Plus, whether or not presently issued or outstanding.


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                  (c) CERTIFICATE OF INCORPORATION, BYLAWS AND MINUTE BOOKS. The
         copies of the Articles of Incorporation, bylaws and other organizational documents of Plus which have been delivered to Sound Designs are true, correct and complete copies thereof. The minute books of Plus which have been made available for inspection contain accurate minutes of all meetings and accurate consents in lieu of meetings of the Board of Directors (and any committee thereof) and of the shareholders of Plus since the date of incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meetings.

                  (d) AUTHORITY. Plus has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Plus and Shareholders of Plus, and no other corporate or shareholder proceedings on the part of Plus are necessary to authorize the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Plus and constitutes a valid and binding obligation of Plus enforceable in accordance with its terms.

                  (e) CONFLICT WITH AGREEMENTS; APPROVALS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to any provision of the Articles of Incorporation, bylaws or any organizational document of Plus or result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Plus or its properties or assets, which Violation would have a material adverse effect on Plus taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Plus in connection with the execution and delivery of this Agreement by Plus or the consummation by Plus of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Plus taken as a whole except for the filing of Articles of Merger with the Secretary of State of Texas and the Secretary of State of Nevada.

                  (f) FINANCIAL STATEMENTS. Plus has furnished Sound Designs with unaudited balance sheets as of December 31, 1999 (the "Plus Financial Statements"). The Plus Financial Statements including the footnotes thereto, except as indicated therein, have been prepared in accordance with generally accepted accounting principles. The Plus Financials Statements are complete and correct in all material respects and fairly present in all material respects the financial condition and results of the operations of Plus and show all material liabilities absolute or contingent of Plus. Plus has had no operations since inception.

                  (g) BOOKS AND RECORDS. Plus has made and will make available for inspection by Sound Designs upon reasonable request all the books of account, relating to the business of Plus. Such books of account of Plus have been maintained in the ordinary


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         course of business. All documents furnished or caused to be furnished to Sound Designs by Plus are true and correct copies, and there are no amendments or modifications thereto except as set forth in such documents.

                  (h) COMPLIANCE WITH LAWS. Plus is and has been in compliance in all material respects with all laws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any Governmental Entity applicable to it, its properties or the operation of its businesses.

                  (i) ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1999, Plus has conducted its business only in the ordinary course, and, as of the date of this Agreement, there has not been (i) any Material Adverse Effect, alone or in the aggregate, in the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects; or (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Plus's capital stock.

                  (j) LIABILITIES AND OBLIGATIONS. Plus has no material liabilities or obligations (absolute, accrued, contingent or otherwise) except (i) liabilities that are reflected and reserved against on the Plus Financial Statements that have not been paid or discharged since the date thereof and (ii) liabilities incurred since December 31, 1999 in the Ordinary Course of Business consistent with past practice and in accordance with this Agreement.

                  (k) LITIGATION. Except as set forth in Schedule 2.2(k), there is no suit, action or proceeding pending, or, to the Knowledge of Plus, threatened against or affecting Plus which is reasonably likely to have a Material Adverse Effect on Plus, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Plus having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect.

                  (l) TAXES. Plus has filed or will file within the time prescribed by law (including extension of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service and with all other jurisdictions where such filing is required by law; and Plus has paid, or has made adequate provision in the Plus Financial Statements for the payment of all taxes, interest, penalties, assessments or deficiencies due and payable on, and with respect to all periods ending prior to the Closing Date. Plus knows of (i) no other tax returns or reports which are required to be filed which have not been so filed and
         (ii) no unpaid assessment for additional taxes for any fiscal period or any basis therefore.

                  (m) WITHHOLDING PAYMENTS. All deductions required by law to be made by Plus from wages and salaries paid or payable by Plus have been duly made and remitted to the proper governmental authorities, and all returns for such withholding have been properly filed within the time required by law.


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                  (n) ASSETS. Plus has good and marketable title to all its real and personal properties and assets reflected in the Plus Financial Statements free and clear of all mortgages, liens, pledges, charges or encumbrances or other third party interests of any nature whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by Plus since December
         31, 1999 solely in the ordinary course of business consistent with past practice and (iii) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto.

                  (o) CONTRACTS. All Contracts, excluding purchase or sales orders placed in the ordinary course of business and other Contracts involving payments of less than $10,000 over the term thereof, to which Plus is a party or may be bound and which cannot be terminated by Plus without penalty within 30 days after written notice are listed on
         Schedule 2.2(o). All Contracts are valid and in full force and effect on the date hereof, and Plus has not violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, the termination or violation of which might have a materially adverse effect upon the business, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Plus. True and complete copies of all Contracts, together with all amendments thereto, disclosed in Schedule 2.2(o) have been delivered to Sound Designs or made available for inspection. No contracts require the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation and performance of the transactions contemplated hereby.

                  (p) BENEFIT PLANS. Schedule 2.2(p) hereto lists all employee benefit plans, contracts, agreements or arrangements sponsored, maintained or contributed to by Plus (collectively, the "Plus Employee Benefit Plans"). Plus has not incurred any obligation to contribute any material amount to any multi-employer plan, as defined in Section 3(37) of ERISA; Plus has not incurred any material liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA, and each Plus Employee Benefit Plan is in compliance with all applicable laws and regulations in all material respects.

                  (q) LICENSES, PERMITS; INTELLECTUAL PROPERTY.

                           (i) Plus owns or possesses in the operation of its
                  business all material Authorizations which are necessary for them to conduct their business as now conducted. Plus is not in material default, and has not received any notice of any claim of default, with respect to any such Authorization or any notice of any other claim or proceeding or threatened proceeding relating to any such Authorization or claimed lack of any necessary Authorization. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any notice or consent under or have any material adverse effect upon any such Authorization.

                           (ii) Set forth in Schedule 2.2(q) is a list of the
                  material domestic and foreign patents, patent applications, patent licenses, software, corporate or other names, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, copyright registrations and applications licensed or owned by Plus (collectively the "Intellectual Property"). Plus does not license any Intellectual Property to third parties. Plus owns the entire right, title and interest in and to the Intellectual Property and each item constituting part of the Intellectual Property has been, to the extent indicated in
                  Schedule 2.2(q), duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated in Schedule 2.2(q) and, to the knowledge of Plus, such registrations, filings and issuances remain in full force and effect and there are no pending proceedings or litigation or other adverse claims made in writing affecting or with respect to the Intellectual Property.

                  (r) TRANSACTIONS AND AFFILIATES. Except as described in
         Schedule 2.2(r), no director or officer of Plus or any member of his or her immediate family, is a party to any Contract or other business arrangement or relationship of any kind with Plus or, except for the ownership of not more than 1% of the stock of a company having a class of securities registered pursuant to the Exchange Act, has an ownership interest in any business, corporate or otherwise, which is a party to, or in any property which is the subject of, business arrangements or relationships of any kind with Plus.

                  (s) BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Plus.

                  (t) REAL ESTATE Plus owns no real property as of the date of this Agreement, and any interest in real property as a lessee is in good standing. Plus is in compliance with all Environmental laws as of the date of this Agreement.


                                   ARTICLE III
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

         3.1 COVENANTS OF PLUS AND SOUND DESIGNS. During the period from the date of this Agreement and continuing until the Effective Time, Plus and Sound Designs each agree as to itself and its related entities and subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing):

                  (a) ORDINARY COURSE. Each party and their respective subsidiaries shall carry on their respective businesses in the Ordinary Course of Business in substantially the same manner as heretofore conducted.

                  (b) DIVIDENDS; CHANGES IN STOCK. No party shall, nor shall any party permit any of its subsidiaries to, nor shall any party propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any shares of its capital stock.

                  (c) ISSUANCE OF SECURITIES. No party shall, nor shall any party permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any voting debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities.

                  (d) GOVERNING DOCUMENTS. No party shall amend or propose to amend its Certificate of Incorporation or bylaws.

                  (e) NO SOLICITATIONS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its related entities or subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal. Each party shall promptly advise the other orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a Merger, consolidation or other business combination involving a party hereto or any related entity or subsidiary of such party or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such party or related entity or any of its subsidiaries other than the transactions contemplated by this Agreement.

                  (f) NO ACQUISITIONS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to such party and related entities and its subsidiaries taken as a whole.

                  (g) NO DISPOSITIONS. Except for the transfer of assets in the ordinary course of business consistent with prior practice, no party shall, nor shall any party permit any of its related entities or subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to such party, its related entities and its subsidiaries taken as a whole.

                  (h) INDEBTEDNESS. No party shall, nor shall any party permit any of its related entities or subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or related entities or any of its subsidiaries or guarantee any debt securities of others other than in each case in the ordinary course of business consistent with prior practice.

                  (i) COMPENSATION. No party shall grant any increase in the salary or other compensation of its officers or other employees or grant any bonus to any officer or other employee or enter into any employment agreement or make any loan to or enter into any material transaction of any other nature with any officer or other employee of such party.

                  (j) NO NEW SEVERANCE. No party shall take any action to institute any new severance or termination pay practices with respect to any directors or officers or other employees of such party or to increase the benefits payable under its severance or termination pay practices.

                  (k) BENEFIT PLANS. No party shall adopt or amend, in any respect, except as may be required by applicable law or regulation, any bonus, profit sharing, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund, plan or arrangement for the benefit or welfare of any directors or officers or other employees except as otherwise contemplated by this Agreement.

         3.2 OTHER ACTIONS. No party shall, nor shall any party permit any of its related entities subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Merger set forth in Article V not being satisfied.

         3.3 ADVICE OF CHANGES. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party and its related entities and subsidiaries taken as a whole.

         3.4 FILINGS. Each party hereto shall provide to each other party copies of all filings intended to be made by such party with any Governmental Entity not less than 24 hours before the date such filing is required to be made and such filings shall be reasonably acceptable to such other party.

         3.5 PRESS RELEASES. Neither Sound Designs nor Plus will make any press release or other report to third parties regarding this Agreement or the matters and transactions contemplated thereby, except (a) as required by applicable law and, then, containing only such information as is required by such applicable law; or (b) as is approved by both Sound Designs and Plus prior to dissemination.


                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         4.1 NAME CHANGE. It is contemplated by the parties that the corporate name of Sound Designs shall be changed contingent upon and subsequent to the Effective Time.

         4.2 RESTRICTED SOUND DESIGNS SHARES. The Merger Shares will not be registered under the Securities Act, but will be issued pursuant to an exemption from such registration requirements based upon representations and warranties made by the shareholders of Plus. Accordingly, the Merger Shares will constitute "restricted securities" as defined in Rule 144 under the Securities Act and the Shareholders will not be able to transfer such Merger Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or an exemption therefrom. The certificates evidencing the Merger Shares shall contain a legend to the foregoing effect.

         4.3 ACCESS TO INFORMATION. Upon reasonable notice, Sound Designs and Plus shall each afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Sound Designs and Plus shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason, each party shall promptly return all nonpublic documents obtained from any other party, and any copies made of such documents, to such other party.

         4.4 LEGAL CONDITIONS TO MERGER. Each of Sound Designs and Plus will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their related entities or subsidiaries in connection with the Merger. Each party will, and will cause its related entities or subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Sound Designs or Plus or any of their related entities or subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

         4.5 SOUND DESIGNS BOARD OF DIRECTORS AND OFFICERS. All of the officers and directors of Sound Designs shall resign as of the Closing Date and the following persons shall be appointed as officers and directors of Sound Designs as of such date:

         Directors:        Max L. Golden
                           Mack Lawrence
                           John Reynolds

         Officers:         Max L. Golden, President and Chief Executive Officer
                           Rita Hunter - Vice President
                           Martha Scroggins - Secretary

         4.6 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense. The Management Shareholders specifically agree to pay all liabilities of Sound Designs which arose prior to the Closing Date.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the receipt or filing, prior to the Closing Date, of all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure to obtain which would have a Material Adverse Effect on Plus or any Sound Designs Entity, taken as a whole, shall have been filed, occurred or been obtained.

         5.2 CONDITIONS OF OBLIGATIONS OF SOUND DESIGNS. The obligations of Sound Designs and SD Acquisition to effect the Merger are subject to the satisfaction of the following conditions on or before the Closing Date unless waived by Sound Design:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Plus set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sound Designs shall have received a certificate signed on behalf of Plus by the President of Plus to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF PLUS. Plus shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior the Closing Date, and Sound Designs shall have received a certificate signed on behalf of Plus by the President to such effect.

                  (c) OPINION OF COUNSEL FOR PLUS. Sound Designs shall have received an opinion dated the Closing Date of Patton Boggs, counsel for Plus, in substantially the form attached hereto as Exhibit 5.2(c).

                  (d) CLOSING DOCUMENTS. Sound Designs shall have received such certificates and other closing documents as counsel for Sound Designs shall reasonably request.

                  (e) CONSENTS. Plus shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Sound Designs, individually or in the aggregate, have a material adverse effect on Plus and its subsidiaries and related entities taken as a whole upon the consummation of the transactions contemplated hereby.

                  (f) BUSINESS REVIEW. Sound Designs shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Plus.

                  (g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Sound Designs, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Plus, the consequences of which, in the judgment of Sound Designs, could be materially adverse to Plus.

                  (h) SHAREHOLDER APPROVAL. Plus shall have received the approval of its shareholders regarding the Merger, and Sound Designs shall have received satisfactory evidence of such fact.

         5.3 CONDITIONS OF OBLIGATIONS OF PLUS. The obligation of Plus to effect the Merger is subject to the satisfaction of the following conditions on or before the Closing Date unless waived by Plus:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sound Designs set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, Plus shall have received a certificate signed on behalf of Sound Designs by the Chief Executive Officer to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF SOUND DESIGNS AND SD ACQUISITION. Sound Designs shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Plus shall have received a certificate signed on behalf of Sound Designs by the Chief Executive Officer to such effect.

                  (c) OPINION OF COUNSEL FOR SOUND DESIGNS. Plus shall have received an opinion dated the Closing Date of Kevin S. Woltjen, P.C., counsel for Sound Designs, in substantially the form attached hereto as
         Exhibit 5.3(c).

                  (d) CLOSING DOCUMENTS. Plus shall have received such certificates and other closing documents as counsel for Plus shall reasonably request.

                  (e) CONSENTS. Sound Designs shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Plus, individually or in the aggregate, have a material adverse effect on Sound Designs and its subsidiaries and related entities, taken as a whole upon the consummation of the transactions contemplated hereby.

                  (f) BUSINESS REVIEW. Plus shall have completed to its reasonable satisfaction a review of the business, operations, finances, assets and liabilities of Sound Designs and the Sound Designs Entities.

                  (g) PENDING LITIGATION. There shall not be any litigation or other proceeding pending or threatened to restrain or invalidate the transactions contemplated by this Agreement, which, in the sole reasonable judgment of Plus, made in good faith, would make the consummation of the Merger imprudent. In addition, there shall not be any other litigation or other proceeding pending or threatened against Sound Designs or any Sound Designs Entity, the consequences of which, in the judgment of Plus, could be materially adverse to Sound Designs or any Sound Designs Entity.

                  (h) RESIGNATION OF DIRECTORS. Each director of Sound Designs shall have delivered his written resignation as a director of Sound Designs effective as of the Closing Date of the Merger.

                  (i) STANDSTILL AGREEMENTS. Plus shall have received Standstill Agreements, in the form of Exhibit 5.3(i) attached hereto, from each of Barry Wosk and Marvin Wosk.

                                   ARTICLE VI
                            TERMINATION AND AMENDMENT

         6.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by mutual consent of Sound Designs and Plus;

                  (b) by either Sound Designs or Plus if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within 5 business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable; or

                  (c) by either Sound Designs or Plus if the Merger does not become effective before March 15, 2000.

         6.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Plus or Sound Designs as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

         6.3 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, provided no amendment shall be made which by law requires approval by the shareholders of any party without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         6.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                   ARTICLE VII
                               GENERAL PROVISIONS

         7.1 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations and warranties in this Agreement shall survive the Effective Time.

         7.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)    If to Sound Designs, to

                         Marvin Wosk
                         6436 Laburnum Street
                         Vancouver, British Columbia V6M 3S9
                         Canada
                         Facsimile No.: 604-681-8445

                         with a copy to
                         Kevin S. Woltjen, P.C.
                         900 Jackson Street, Suite 600
                         Dallas, Texas 75202
                         United States of America
                         Attn: Kevin S. Woltjen
                         Facsimile No.: 214-712-5674

                  (b)    if to Plus, to

                         Plus Solutions, Inc.
                         14677 Midway Road, Suite 206
                         Addison, Texas 75001
                         United States of America
                         Attn: Max Golden, President and Chief Executive Officer Facsimile No.: 972-687-0051

                         with a copy to

                         Patton Boggs
                         2001 Ross Avenue, Suite 3000
                         Dallas, Texas 75201
                         United States of America
                         Attn: Fred Stovall, Esq.
                         Facsimile No.: 214-758-1550

         7.3 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words

"without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile signature and the facsimile signature by any party shall constitute an original in all respects.

         7.5 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         7.6 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without regard to principles of conflicts of law. Each party hereby irrevocably submits to the jurisdiction of any Texas state court located in Dallas County or the United States District Courts in the Northern District of Texas in respect of any suit, action or proceeding arising out of or relating to this Agreement.

         7.7 NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order. The finding of such court shall not affect the remedies portions hereof.

         7.8 PUBLICITY. Except as otherwise required by law, so long as this Agreement is in effect, no party shall issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the written consent of the other party, which consent shall not be unreasonably withheld.

         7.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sound Designs or Plus may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of such company. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         7.10 COSTS. In the event a proceeding is brought to interpret or enforce the provisions of this Agreement, whether in court, mediation, arbitration or otherwise, the prevailing party in such action shall be entitled to recover its costs, including reasonable attorney's fees.

         IN WITNESS WHEREOF, this Agreement has been signed by the parties set forth below as of the date set forth above.

                                  SOUND DESIGNS, INC.


                                  By:      /s/ MARVIN WOSK
                                           -------------------------------------
                                           Marvin Wosk
                                           Secretary


                                  SD ACQUISITION, INC.


                                  By:      /s/ MARVIN WOSK
                                           -------------------------------------
                                           Marvin Wosk
                                           Secretary


                                  PLUS SOLUTIONS, INC.


                                  By:      /s/ MAX GOLDEN
                                           -------------------------------------
                                           Max Golden
                                           President and Chief Executive Officer



                                       23